Exhibit 99.1

TransAtlantic Petroleum Announces Fourth Quarter and Year-End 2015 Financial Results and Provides an Operations Update

Hamilton, Bermuda (March 30, 2016) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE-MKT: TAT) (the “Company” or “TransAtlantic”) today announced financial results for the quarter and year ended December 31, 2015 and provided an operations update. Additional information can be found on TransAtlantic’s website at www.TransAtlanticPetroleum.com.

Highlights

•	TransAtlantic successfully completed the sale of its Albanian operations in February 2016.
•	TransAtlantic’s Albanian assets have been classified as discontinued operations.
•	Earnings per share from continuing operations decreased to a loss of $0.65 in 2015 from a gain of $0.77 in 2014.
•

Adjusted EBITDAX from continuing operations in 2015 was $64.7 million, as compared to $90.3 million in 2014. Adjusted EBITDAX from continuing operations for the three months ended December 31, 2015 decreased to $9.5 million, as compared to $16.4 million for the third quarter of 2015 and $16.9 million in the fourth quarter of 2014.[1]

•	2015 production expenses and general and administrative expenses decreased 29% and 22%, respectively, from 2014.
•	TransAtlantic’s wellhead production from continuing operations was 1.9 million barrels of oil equivalent (“MMBOE”) in 2015, as compared to 1.9 million MMBOE in 2014.
•

TransAtlantic’s average net sales volumes from continuing operations were approximately 5,019 barrels of oil equivalent per day (“BOEPD”) in the fourth quarter of 2015, as compared to 4,511 BOEPD in the third quarter of 2015 and 5,576 BOEPD in the fourth quarter of 2014.

•	TransAtlantic’s 2016 year-to-date net wellhead production is approximately 4,700 BOEPD, comprised of 3,750 barrels of oil per day (“BOPD”) and 5.7 million cubic feet of natural gas per day (“MMCFPD”).

[1]	Adjusted EBITDAX is a non-GAAP financial measure. See the reconciliation at the end of this press release.

Fourth Quarter 2015 Results for Continuing Operations

	For the Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
Net Sales:
Oil (MBBLS)	371	325	384
Natural gas (MMCF)	542	539	775
Total net sales (MBOE)	461	415	513
Average net sales (BOEPD)	5,019	4,511	5,576
Realized Commodity Prices:
Oil ($/BBL unhedged)	$30.27	$42.08	$52.68
Oil ($/BBL hedged)	$35.99	$60.33	$56.48
Natural gas ($/MCF)	$7.39	$7.16	$9.16

Total revenues were $15.9 million for the three months ended December 31, 2015, compared to $18.3 million for the three months ended September 30, 2015 and $28.0 million for the three months ended December 31, 2014. For the three months ended December 31, 2015, TransAtlantic had a net loss from continuing operations of $32.6 million, or $0.80 per share (basic and diluted), compared to net income from continuing operations of $15.6 million, or $0.38 per share (basic and diluted), for the three months ended September 30, 2015 and net income from continuing operations of $15.5 million, or $0.40 per share basic and $0.39 per share diluted, for the three months ended December 31, 2014. The net loss for the fourth quarter of 2015 included $16.0 million of deferred income tax expense and $13.3 million of exploration, abandonment and impairment charges.

Adjusted EBITDAX from continuing operations for the three months ended December 31, 2015 was $9.5 million, compared to $16.4 million for the three months ended September 30, 2015 and $16.9 million for the three months ended December 31, 2014. The fourth quarter of 2015 Adjusted EBITDAX included the impact of oil price declines which lowered revenue by approximately $2.4 million versus the third quarter of 2015. Additionally, realized cash settlements on TransAtlantic’s oil derivatives, excluding proceeds from the hedge unwinds, decreased by $3.8 million as compared to the third quarter of 2015.

2015 Annual Results for Continuing Operations

Revenues for the twelve months ended December 31, 2015 were $85.1 million, compared to $138.8 million for the twelve months ended December 31, 2014.  The decrease in annual revenues was primarily attributable to a 39% decrease in the average price per BOE received for TransAtlantic’s sales volumes.  For the twelve months ended December 31, 2015, TransAtlantic had a net loss from continuing operations of $26.7 million, or $0.65 per share (basic and diluted), compared to net income from continuing operations of $29.2 million, or $0.77 per share (basic and diluted), for the twelve months ended December 31, 2014.  The 2015 net loss from continuing operations included $21.5 million of exploration, abandonment and impairment charges, $13.1 million of interest expense, $5.7 million of foreign exchange losses and $27.5 million of derivative gains compared to $19.9 million of exploration, abandonment and impairment charges, $6.0 million of interest expense, $6.5 million of foreign exchange losses and $37.5 million of derivative gains for the twelve months ended December 31, 2014.

Adjusted EBITDAX from continuing operations for the twelve months ended December 31, 2015 was $64.7 million compared to $90.3 million for the twelve months ended December 31, 2014. The difference was a result of a decrease in revenues of $53.8 million, which was partially offset by an increase in TransAtlantic’s realized cash settlements on its commodity derivative contracts, excluding proceeds from the hedge unwinds, of $17.4 million,, a decrease in cash general and administrative expenses of $7.2 million and a decrease in production expenses of $5.3 million.

Impact of Foreign Currency Exchange

During the three months ended December 31, 2015, accumulated other comprehensive loss decreased $8.0 million to a total of $121.6 million, due primarily to foreign exchange rate changes in Turkey compared to the U.S. Dollar.  The financial statement impact is 100% non-cash and is reflected in other comprehensive (loss)

income on the Consolidated Statement of Comprehensive (Loss) Income and in shareholder’s equity on the Summary Consolidated Balance Sheets.  This adjustment impacts the value of comprehensive income and shareholders’ equity, but does not impact net income or earnings per share.

The Company records its foreign operations’ assets, liabilities and transactions in the functional currency, which for Turkey is the New Turkish Lira, for Bulgaria is the Bulgarian Lev and for Albania is the U.S. Dollar. For more information regarding the effects of foreign currency exchange on Company operations and reported financial results, please refer to the Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 30, 2016.

Capitalization, Liquidity and Engagement of Advisor

Due to the significant decline in Brent crude oil prices during 2015, the borrowing base under the Company’s senior credit facility (the “Senior Credit Facility”) with BNP Paribas (Suisse) SA (“BNP Paribas”) and the International Finance Corporation (“IFC”) was decreased to $16.6 million effective December 30, 2015. The decline in the borrowing base resulted in a $15.5 million borrowing base deficiency under the Senior Credit Facility as of December 30, 2015.

On December 30, 2015, the lenders granted the Company a waiver of certain defaults under the Senior Credit Facility that existed as of December 30, 2015, including, among other things, the borrowing base deficiency.  The waiver is conditioned upon, among other things, no borrowing base deficiency existing as of March 31, 2016.

As of December 31, 2015, the Company had $32.1 million outstanding under the Senior Credit Facility and no availability and was not in compliance with the current ratio financial covenant in the Senior Credit Facility.  As of March 30, 2016, the borrowing base deficiency was $14.2 million.

The Company has negotiated a preliminary waiver of the existing defaults under the Senior Credit Facility and an extension of the borrowing base deficiency repayment obligation until at least September 30, 2016.  This preliminary waiver and extension is subject to the approval of the lenders’ respective credit committees.  The lenders have advised the Company that they will seek credit committee approval of the preliminary waiver and extension in early April 2016.  The Company cannot guarantee that this waiver and extension will be approved by its lenders.  Because the Company is currently in default under the Senior Credit Facility and will be unable to repay the borrowing base deficiency by March 31, 2016, the lenders could declare all outstanding principal and interest to be immediately due and payable.  In addition, a payment default under the Senior Credit Facility could result in a cross default under the Company’s outstanding convertible notes.

Given the unfavorable market conditions and the Company’s limited access to capital, the Company is focused on the following near-term business strategies: (i) curing, waiving or extending the deadline to repay the borrowing base deficiency repayment obligation, (ii) the sale of assets to raise cash, (iii) a significantly reduced development plan focused on maintaining the Company’s acreage position by drilling obligation wells and performing low cost, high return well optimizations, (iv) continued cost reduction measures to reduce the Company’s operating costs and general and administrative expenses, and (v) restructuring or repaying the Company’s debt obligations, including the Senior Credit Facility and its convertible notes.  With respect to restructuring its debt obligations, including the Senior Credit Facility, and enhancing liquidity, the Company has engaged Seaport Global to provide assistance with strategic advice and assistance with potential transactions to effect such a restructuring.

Operational Update

In January 2016, TransAtlantic completed the Bahar-7 and Bahar-9 wells in the Bedinan formation. The initial production rate on the Bahar-7 well was approximately 570 BOPD and 300 MMCFPD. The Bahar-9 well tested both oil and water and was temporarily plugged back. The Company completed the Hazro BB4 formation in the Bahar-9 well, which had an initial production rate of approximately 100 BOPD. TransAtlantic expects to commingle producing zones when its electrification and artificial lift program for the Bahar Field is completed in summer 2016.

The Company has also continued its well optimization work program in the Selmo oil field. The program has been effective in reducing the natural decline of the Selmo wells.

TransAtlantic’s 2016 year-to-date net wellhead production has been approximately 4,700 BOEPD, comprised of 3,750 barrels of oil per day BOPD and 5.7 MMCFPD. During the first quarter of 2016, the Company completed two wells in Turkey and reduced operational and general and administrative costs.

In February 2016, the Company completed the sale of all of the outstanding equity in its wholly-owned subsidiary, Stream Oil & Gas Ltd. (“Stream”), to GBC Oil Company Ltd. (“GBC Oil”). Stream owns all of the Company’s former Albanian assets and operations. Prior to the sale of Stream to GBC Oil, TransAtlantic Albania Ltd. (“TransAtlantic Albania”), Stream’s wholly-owned subsidiary, entered into an assignment and assumption agreement pursuant to which TransAtlantic Albania will assign its Delvina natural gas assets and $12.9 million of associated liabilities to Delvina Gas Company, Ltd. (“Delvina Gas”), TransAtlantic’s newly formed, wholly-owned subsidiary, to be effective immediately upon receipt of required contractual consents. The Company is currently in negotiations with a third party to sell a portion of its equity in Delvina Gas.

During the remainder of 2016, the Company expects to drill obligation wells to hold its most promising licenses in Turkey, to continue to perform low cost, high return well optimizations, and to complete an electrification and artificial lift optimization at the Bahar Field.

Conference Call

The Company has scheduled a conference call for Thursday, March 31, 2016 at 7:00 a.m. Central (8:00 a.m. Eastern) to discuss fourth quarter and year ended 2015 financial results.

Investors who would like to participate in the conference call should dial (877) 878-2762 or (678) 809-1005 approximately 10 minutes prior to the scheduled start time and ask for the TransAtlantic conference call. The conference ID is 77958712. A replay will be available through April 1, 2016 and may be accessed by dialing (855) 859-2056 or (404) 537-3406. The conference ID is 77958712.

An enhanced webcast of the conference call and replay will be available through the Company’s website at www.transatlanticpetroleum.com. To access the live webcast and replay, click on “Investors,” select “Events & Presentations,” and click on “Listen to webcast” under the event listing. The webcast requires iOS, Microsoft Windows Media Player or RealOne Player.

Annual Report on Form 10-K

TransAtlantic filed its Annual Report on Form 10-K for the year ended December 31, 2015 on March 30, 2016.

TransAtlantic Petroleum Ltd.

Consolidated Statements of Comprehensive (Loss) Income

(U.S. Dollars and shares in thousands, except per share amounts)

	For the Three Months Ended			For the Twelve Months Ended Dec 31,
	Dec 31, 2015	Sept 30, 2015	Dec 31, 2014	2015	2014
Revenues:
Total revenues	$15,917	$18,337	$28,046	$85,064	$138,830
Costs and expenses:
Production	2,814	3,104	4,875	12,873	18,193
Exploration, abandonment and impairment	13,342	3,762	11,366	21,544	19,864
Cost of purchased natural gas	679	668	788	2,082	2,055
Seismic and other exploration	42	177	70	370	4,285
Revaluation of contingent consideration	–	–	–	–	(2,500)
General and administrative	5,474	4,849	10,411	24,138	31,071
Depreciation, depletion and amortization	9,524	8,173	11,890	37,707	48,594
Accretion of asset retirement obligations	91	88	99	368	406
Total costs and expenses	31,966	20,821	39,499	99,082	121,968
Operating (loss) income	(16,049)	(2,484)	(11,453)	(14,018)	16,862
Other income (expense):
Interest and other expense	(3,467)	(3,159)	(1,632)	(13,077)	(6,044)
Interest and other income	172	332	272	855	1,124
Gain on commodity derivative contracts	2,027	24,892	35,021	27,457	37,454
Foreign exchange gain (loss)	1,214	(1,221)	(1,131)	(5,653)	(6,523)
Total other (expense) income	(54)	20,844	32,530	9,582	26,011
(Loss) income from continuing operations before income taxes	(16,103)	18,360	21,077	(4,436)	42,873
Current income tax expense	(476)	(652)	(586)	(3,587)	(1,784)
Deferred income tax expense	(16,007)	(2,075)	(5,020)	(18,642)	(11,875)
Net (loss) income from continuing operations	(32,586)	15,633	15,471	(26,665)	29,214
Loss from discontinued operations	(76,415)	(16,912)	(730)	(97,042)	(750)
Income tax benefit	9,305	6,181	612	16,169	612
Net loss from discontinued operations	(67,110)	(10,731)	(118)	(80,873)	(138)
Net (loss) income	(99,696)	4,902	15,353	(107,538)	29,076
Other comprehensive income (loss):
Foreign currency translation adjustment	7,999	(21,743)	(3,466)	(42,280)	(14,325)
Comprehensive (loss) income	$(91,697)	$(16,841)	$11,887	$(149,818)	$14,751

Net (loss) income per common share
Basic net (loss) income per common share
Continuing operations	$(0.80)	$0.38	$0.40	$(0.65)	$0.77
Discontinued operations	$(1.65)	$(0.26)	$(0.00)	$(1.98)	$(0.00)
Weighted average common shares outstanding	40,681	40,943	39,024	40,841	37,829
Diluted net (loss) income per common share
Continuing operations	$(0.80)	$0.38	$0.39	$(0.65)	$0.77
Discontinued operations	$(1.65)	$(0.26)	$(0.00)	$(1.98)	$(0.00)
Weighted average common and common equivalent shares outstanding	40,681	40,956	39,223	40,841	38,031

TransAtlantic Petroleum Ltd.

Summary Consolidated Statements of Cash Flows

(in thousands of U.S. Dollars)

	For the Year Ended December 31,
	2015	2014
Net cash provided by operating activities from continuing operations	$86,509	$77,924
Net cash used in investing activities from continuing operations	(31,676)	(115,522)
Net cash (used in) provided by financing activities from continuing operations	(40,254)	63,235
Net cash (used in) provided by discontinued operations	(40,521)	(3,112)
Effect of exchange rate changes on cash	(1,318)	(666)
Net decrease in cash and cash equivalents	$(27,260)	$21,859

TransAtlantic Petroleum Ltd.

Summary Consolidated Balance Sheets

(in thousands of U.S. Dollars, except share data)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$7,480	$34,740
Accounts receivable, net
Oil and natural gas sales	14,169	25,456
Joint interest and other	5,885	19,918
Related party	414	602
Prepaid and other current assets	2,807	5,823
Restricted cash	3,758	–
Derivative asset	3,235	12,518
Assets held for sale	51,511	7,744
Total current assets	89,259	106,801
Property and equipment:
Oil and natural gas properties (successful efforts methods)
Proved	271,080	323,994
Unproved	31,135	47,137
Equipment and other property	36,708	41,445
	338,923	412,576
Less accumulated depreciation, depletion and amortization	(148,218)	(141,644)
Property and equipment, net	190,705	270,932
Other long-term assets:
Other assets	4,615	10,753
Note receivable - related party	11,500	11,500
Derivative asset	3,370	19,069
Deferred income taxes	–	1,343
Goodwill	–	6,935
Assets held for sale	–	118,903
Total other assets	19,485	168,503
Total assets	$299,449	$546,236

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,675	$19,545
Accounts payable - related party	2,684	13,872
Accrued liabilities	10,583	21,238
Asset retirement obligations	–	323
Loans payable	38,266	34,833
Loans payable - related party	3,593	–
Liabilities held for sale - related party	3,540	11,416
Liabilities held for sale	65,649	47,763
Total current liabilities	136,990	148,990
Long-term liabilities:
Asset retirement obligations	9,237	10,220
Accrued liabilities	11,940	7,736
Deferred income taxes	27,360	24,946
Loans payable	34,400	80,089
Loans payable - related party	20,600	20,800
Liabilities held for sale	–	41,991
Total long-term liabilities	103,537	185,782
Total liabilities	240,527	334,772
Commitments and contingencies
Shareholders' equity:
Common shares, $0.10 par value, 100,000,000 shares authorized; 41,010,133 shares and 40,708,120 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	4,102	4,071
Treasury stock	(970)	–
Additional paid-in-capital	569,365	571,150
Accumulated other comprehensive loss	(121,590)	(79,310)
Accumulated deficit	(391,985)	(284,447)
Total shareholders' equity	58,922	211,464

Total liabilities and shareholders' equity	$299,449	$546,236

Reconciliation of Consolidated Net (Loss) Income to Consolidated Adjusted EBITDAX (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended			For the Twelve Months Ended
	Dec 31, 2015	Sept 30, 2015	Dec 31, 2014	2015	2014
Net (loss) income from continuing operations	$(32,586)	$15,633	$15,471	$(26,665)	$29,214
Adjustments:
Interest and other, net	3,295	2,827	1,360	12,222	4,920
Current and deferred income tax expense	16,483	2,727	5,606	22,229	13,659
Exploration, abandonment, and impairment	13,342	3,762	11,366	21,544	19,864
Seismic expense	40	179	96	370	4,076
Foreign exchange (gain) loss	(1,214)	1,221	1,131	5,653	6,523
Share-based compensation	354	470	477	1,688	1,434
Gain on commodity derivative contracts	(2,027)	(24,892)	(35,021)	(27,457)	(37,454)
Cash settlements on commodity derivative contracts	29,516	20,312	1,459	57,076	(2,100)
Accretion of asset retirement obligation	91	88	99	368	406
Depreciation, depletion, and amortization	9,524	8,173	11,890	37,707	48,594
Revaluation of contingent consideration	-	-	-	-	(2,500)
Bad debt expense	102	242	1,487	422	1,487
Net other items	(27,458)	(14,360)	1,500	(40,411)	2,215
Adjusted EBITDAX from continuing operations	$9,462	$16,382	$16,921	$64,746	$90,338

Adjusted EBITDAX is a non-GAAP financial measure that represents earnings from continuing operations before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment, and exploration expenses, unrealized derivative gains and losses, foreign exchange gains and losses, non-cash share-based compensation expense and significant non-recurring expenses.

The Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance on a consistent basis without regard to depreciation, depletion and amortization and impairment of oil and natural gas properties and exploration expenses, which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance. Adjusted EBITDAX is also widely used by investors and rating agencies.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income or income from operations prepared in accordance with GAAP. Net income or income from operations may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX. The Company has disclosed Adjusted EBITDAX to permit a comparative analysis of its operating performance relative to other companies.

About TransAtlantic

TransAtlantic Petroleum Ltd. is an international oil and natural gas company engaged in the acquisition, exploration, development and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the seeking a waiver or extension of the borrowing base deficiency repayment obligation, the ability to continue as a going concern, the ability to assign assets and liabilities to Delvina Gas, selling a portion of the equity in Delvina Gas to a third party, drilling, completion and cost of wells, the production and sale of oil and natural gas, the holding of an earnings conference call, the issuance of an operations update, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, the Company’s ability to continue as a going concern, access to sufficient capital, market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in our filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or BOE, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet (“MCF”) of natural gas to one bbl of oil. A BOE conversion ratio of six MCF to one bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. BOE may be misleading, particularly if used in isolation.

Contacts:

Wil Saqueton

VP & CFO

(214) 265-4743

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com